As filed with the Securities and Exchange Commission on June 8, 2017

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNI-PIXEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2926437
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4699 Old Ironsides Drive, Suite 300 Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Uni-Pixel, Inc. 2011 Stock Incentive Plan, as amended

(Full title of the plan)

Jeff Hawthorne

Chief Executive Officer

Uni-Pixel, Inc.

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Name and address of agent for service)

(408) 800-4047

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman

Crowell & Moring LLP

275 Battery Street, 23rd Flr.

San Francisco, CA, 94111

(415) 365-7442

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer”, or “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	3,000,000	$0.4750	$1,425,000	$165.16

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover such indeterminate number of additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares to be offered pursuant to the applicable plan described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the registrant’s common stock as reported on The Nasdaq Capital Market stock exchange on June 5, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Uni-Pixel, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the Uni-Pixel 2011 Stock Incentive Plan, as amended (the “Plan”). Initial shares of the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-176850), filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2011, the contents of which are hereby incorporated by reference. Additional shares of the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-188531), filed with the SEC on May 10, 2013, that Registration Statement on Form S-8 (File No. 333-207959), filed with the SEC on November 12, 2015, and that Registration Statement on Form S-8 (File No. 333-214502), filed with the SEC on November 8, 2016, the contents of which are hereby incorporated by reference.

On February 23, 2017, the Board of Directors of the Registrant approved, and by vote of the stockholders of the Registrant dated May 23, 2017, the stockholders approved, the addition of 3,000,000 shares of Common Stock as issuable under the Plan by way of a fourth amendment to the Plan. Such increase became effective on the date of stockholder approval, May 23, 2017.

PART II

Information Required in the Registration Statement

Item 3.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 30, 2017;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed with the SEC on May 11, 2017;

●

Our Current Reports on Form 8-K filed with the SEC on January 18, 2017, January 18, 2017, February 14, 2017, February 15, 2017, February 21, 2017, February 21, 2017, April 14, 2017, April 24, 2017, May 1, 2017, May 18, 2017 (Item 8.01 only), and May 23, 2017; and

●

The description of our common stock included in our Registration Statement on Form 8-A/A, as filed with the SEC on December 9, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Registrant files the exhibits identified below.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant. Filed as an exhibit to the Registrant’s Form S-1, Amendment #3, filed on December 1, 2010, and incorporated by reference hereto.

4.2	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant. Filed as an exhibit to the Registrant’s Form S-1, Amendment #3, filed on December 1, 2010, and incorporated by reference hereto.

4.3	Composite Certificate of Incorporation of the Registrant. Filed as an exhibit to the Registrant’s Form S-1, Post-effective Amendment No. 1, filed on December 10, 2010, and incorporated by reference hereto.

4.4	Form of Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preferred Stock. Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on January 18, 2017, and incorporated by reference hereto.

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Uni-Pixel, Inc. Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 23, 2017, and incorporated by reference hereto.

4.6	Amended and Restated Bylaws of the Registrant. Filed as an exhibit to the Registrant’s Form 10-SB, filed on February 18, 2005, and incorporated by reference hereto.

4.7	Uni-Pixel, Inc. 2011 Stock Incentive Plan. Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-176850), filed on September 15, 2011, and incorporated by reference hereto.

4.8	Amendment No. 1 to Uni-Pixel 2011 Stock Incentive Plan. Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-188531), filed on May 10, 2013, and incorporated by reference hereto.

4.9	Amendment No. 2 to Uni-Pixel 2011 Stock Incentive Plan. Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-207959), filed on November 12, 2015, and incorporated by reference hereto.

4.10	Amendment No. 3 to Uni-Pixel 2011 Stock Incentive Plan. Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 25, 2016, and incorporated by reference hereto.

4.11	Amendment No. 4 to Uni-Pixel 2011 Stock Incentive Plan. Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 7, 2017, and incorporated by reference hereto.

5.1*	Opinion of Crowell & Moring LLP with respect to the legality of the Common Stock registered hereby.

23.1*	Consent of PMB Helin Donovan, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Crowell & Moring LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 8th day of June, 2017.

UNI-PIXEL, INC.

By:	/S/ JEFF A. HAWTHORNE
Jeff A. Hawthorne
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jeff A. Hawthorne and Christine A. Russell, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 8, 2017 by the following persons in the capacities indicated.

NAME	TITLE	DATE

/S/ JEFF A. HAWTHORNE	Chief Executive Officer, President and Director	June 8, 2017
Jeff A. Hawthorne	(Principal Executive Officer)

/S/ CHRISTINE A. RUSSELL	Chief Financial Officer (Principal Financial Officer and	June 8, 2017
Christine A. Russell	Principal Accounting Officer)

/S/ ANTHONY J. LEVECCHIO	Co-Chairman	June 8, 2017
Anthony J. LeVecchio
/S/ MALCOLM J. THOMPSON	Co-Chairman	June 8, 2017
Malcolm J. Thompson

/S/ ROSS A. YOUNG	Director	June 8, 2017
Ross A. Young

/S/ SAM I. YOUNG	Director	June 8, 2017
Sam I. Young

/S/ ROSS A. YOUNG	Director	June 8, 2017
Ross A. Young
/S/ JAMES E. DORAN	Director	June 8, 2017
James E. Doran

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant. Filed as an exhibit to the Registrant’s Form S-1, Amendment #3, filed on December 1, 2010, and incorporated by reference hereto.

4.2	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant. Filed as an exhibit to the Registrant’s Form S-1, Amendment #3, filed on December 1, 2010, and incorporated by reference hereto.

4.3	Composite Certificate of Incorporation of the Registrant. Filed as an exhibit to the Registrant’s Form S-1, Post-effective Amendment No. 1, filed on December 10, 2010, and incorporated by reference hereto.

4.4	Form of Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preferred Stock. Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on January 18, 2017, and incorporated by reference hereto.

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Uni-Pixel, Inc. Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 23, 2017, and incorporated by reference hereto.

4.6	Amended and Restated Bylaws of the Registrant. Filed as an exhibit to the Registrant’s Form 10-SB, filed on February 18, 2005, and incorporated by reference hereto.

4.7	Uni-Pixel, Inc. 2011 Stock Incentive Plan. Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-176850), filed on September 15, 2011, and incorporated by reference hereto.

4.8	Amendment No. 1 to Uni-Pixel 2011 Stock Incentive Plan. Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-188531), filed on May 10, 2013, and incorporated by reference hereto.

4.9	Amendment No. 2 to Uni-Pixel 2011 Stock Incentive Plan. Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-207959), filed on November 12, 2015, and incorporated by reference hereto.

4.10	Amendment No. 3 to Uni-Pixel 2011 Stock Incentive Plan. Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 25, 2016, and incorporated by reference hereto.

4.11	Amendment No. 4 to Uni-Pixel 2011 Stock Incentive Plan. Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 7, 2017, and incorporated by reference hereto.

5.1*	Opinion of Crowell & Moring LLP with respect to the legality of the Common Stock registered hereby.

23.1*	Consent of PMB Helin Donovan, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Crowell & Moring LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.